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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------



                                    FORM 8-K




     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): JANUARY 27, 1998
                               (January 22, 1998)


                      GLENBOROUGH REALTY TRUST INCORPORATED
                          (Exact name of Registrant as
                            Specified in its Charter)

                                    MARYLAND
                          (State or Other Jurisdiction
                                of Incorporation)

                                    001-14162
                            (Commission File Number)

                                   94-3211970
                        (IRS Employer Identification No.)


                      400 SOUTH EL CAMINO REAL, SUITE 1100
                               SAN MATEO, CA 94402
                                 (650) 343-9300
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)





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Item 5.  OTHER EVENTS.

        On January 22, 1998, Glenborough Realty Trust Incorporated (the "Company") priced its offering of 11,500,000 shares (the "Shares") of its 7 3/4% Convertible Preferred Stock (liquidation preference $25.00 per share) (including an over-allotment option of 1,500,000 shares) at $25.00 per share with an initial conversion price of $32.83 per share of Common Stock. Attached hereto as exhibits to this Current Report on Form 8-K is the (i) Underwriting Agreement dated as of January 22, 1998 among the Company and Glenborough Properties, L.P., on the one hand, and Bear, Stearns & Co., Inc., Smith Barney Inc., BancAmerica Robertson Stephens, and BT Alex. Brown, on the other hand, relating to the issuance of the Shares; (ii) an opinion of counsel relating to the Shares; (iii) an opinion of counsel relating to the tax status of the Company; and (iv) the Prospectus Supplement of the Company dated January 22, 1998.

Item 7.  Exhibits

         1.1      Underwriting Agreement

         5.1      Opinion of Counsel (relating to the Common Stock)

         8.1      Opinion of Counsel (relating to the tax status of the Company)

         99.0     Prospectus Supplement of the Company dated January 22, 1998.

















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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             GLENBOROUGH REALTY TRUST
                                             INCORPORATED




January 26, 1998                             By:  /s/ Terri Garnick
                                                ----------------------
                                                Terri Garnick
                                                Senior Vice President,
                                                Chief Accounting Officer,
                                                Treasurer
                                                (Principal Accounting Officer)











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                                  EXHIBIT INDEX



      EXHIBIT                                DESCRIPTION
--------------------    -------------------------------------------------------------------
        1.1             Underwriting Agreement
        5.1             Opinion of Morrison & Foerster (relating to the Common Stock)
        8.1             Opinion of Morrison & Foerster (relating to the tax status of the
                        Company)
       99.0             Prospectus Supplement of the Company dated January 22, 1998.















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